Exhibit 1.1

Execution Version

$775,000,000

PENN VIRGINIA CORPORATION

(a Virginia corporation)

8.500% Senior Notes due 2020

Purchase Agreement

April 10, 2013

RBC Capital Markets, LLC

Three World Financial Center

200 Vesey Street, 8th Floor

New York, NY 10281

As Representative of the several

Initial Purchasers listed in Schedule 1 hereto

Ladies and Gentlemen:

Penn Virginia Corporation, a Virginia corporation (the “Company”), proposes to issue and sell to the several Initial Purchasers listed in Schedule 1 hereto (the “Initial Purchasers”), for whom you are acting as representative (the “Representative”), $775,000,000 principal amount of its 8.500% Senior Notes due 2020 (the “Securities”). The Securities will be issued pursuant to an Indenture, dated as of June 15, 2009 (the “Base Indenture”), among the Company, the Guarantors (as defined below) and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the Fourth Supplemental Indenture thereto, to be dated as of the Closing Date (as defined below) (the “Fourth Supplemental Indenture” and the Base Indenture, as supplemented by the Fourth Supplemental Indenture, the “Indenture”), among the Company, the Guarantors and the Trustee. The Company’s obligations under the Securities, including the due and punctual payment of interest on the Securities, will be unconditionally guaranteed (the “Guarantees”) by Penn Virginia Holding Corp., Penn Virginia Oil & Gas Corporation, Penn Virginia Oil & Gas GP LLC, Penn Virginia Oil & Gas LP LLC, Penn Virginia Oil & Gas, L.P., Penn Virginia MC Corporation, Penn Virginia MC Energy L.L.C. and Penn Virginia MC Operating Company L.L.C. (together the “Guarantors”). As used herein, the term “Securities” shall include the Guarantees, unless the context otherwise requires.

The Securities will be sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption therefrom. Holders of the Securities will be entitled to the benefits of a registration rights agreement, to be dated as of the Closing Date (the “Registration Rights Agreement”), among the Company, the Guarantors and the Initial Purchasers, pursuant to which the Company and the Guarantors may be required to file with the Securities and Exchange Commission (the “Commission”), under the circumstances set forth therein, (i) a registration statement under the Securities Act relating to a new series of debt securities for each series of Securities (the “Exchange Securities”) and the related guarantees of the Guarantors (the “Exchange

Guarantees”) with terms substantially identical to the Securities to be offered in exchange for the Securities (the “Exchange Offer”) and/or (ii) a shelf registration statement pursuant to Rule 415 of the Securities Act relating to the resale by certain holders of the Securities, and in each case, to use their reasonable best efforts to cause such registration statements to be declared effective. As used herein, the term “Exchange Securities” shall include the Exchange Guarantees, unless the context otherwise requires.

On April 2, 2013, the Company and Penn Virginia Oil & Gas Corporation (“Penn Virginia Oil”) entered into a stock purchase agreement (the “MHR SPA”) with Magnum Hunter Resources Corporation, a Delaware corporation (“MHR”), to acquire all of the issued and outstanding shares of common stock, no par value per share, of Eagle Ford Hunter, Inc., a Colorado corporation, from MHR (the “MHR Acquisition”).

On or prior to the Closing Date, the Representative, for itself and on behalf of the Initial Purchasers, will execute an escrow agreement, in the form and substance to be agreed between Wells Fargo Bank, National Association, as escrow agent (the “Escrow Agent”), the Trustee and the Representative, which shall conform in all material respects with the description thereof included in the Offering Memorandum (as defined below) (the “Escrow Agreement”), and will direct the deposit in an escrow account (the “Escrow Account”) with the Escrow Agent, of the net proceeds from the sale of the Notes (before expenses but after initial purchaser discounts) under Section 2 hereof. The Escrow Agreement shall provide that the escrowed funds shall only be released and paid out pursuant to the terms of the Escrow Agreement.

The Company and the Guarantors hereby confirm their agreement with the several Initial Purchasers concerning the purchase and sale of the Securities, as follows:

1. Offering Documents. The Company has prepared a preliminary offering memorandum dated April 3, 2013 (the “Preliminary Offering Memorandum”) and a pricing term sheet substantially in the form attached hereto as Annex C (the “Pricing Term Sheet”) dated April 10, 2013, setting forth or including a description of the terms of the Securities, each for use by the Initial Purchasers in connection with the offering of the Securities. At or prior to the time, when sales of the Securities were first made, which was 4:20 p.m., New York City time on the date of this Agreement (the “Time of Sale”), the Company shall have prepared the following information (collectively, the “Time of Sale Information”): the Preliminary Offering Memorandum, as supplemented and amended by the document listed on Annex B hereto. If, subsequent to the date of this Agreement, the Company and the Initial Purchasers have determined that such Time of Sale Information included an untrue statement of a material fact or omitted a statement of material fact necessary to make the information therein, in the light of the circumstances under which it was made, not misleading and have agreed to provide an opportunity to purchasers of the Securities to terminate their old purchase contracts and enter into new purchase contracts, then “Time of Sale Information” will refer to the information available to purchasers at the time of entry into the first such new purchase contract. Promptly after the Time of Sale, the Company will prepare and deliver to each Initial Purchaser an offering memorandum (the “Offering Memorandum”), which will consist of the Preliminary Offering Memorandum with such changes therein as are required to reflect the information contained in the Pricing Term Sheet. All references herein to the Offering Memorandum shall be deemed to be a reference to both the Preliminary Offering Memorandum and the Offering Memorandum.

References herein to the Preliminary Offering Memorandum, the Time of Sale Information and the Offering Memorandum shall be deemed to refer to and include any document incorporated by reference therein. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Preliminary Offering Memorandum, Time of Sale Information or the Offering Memorandum shall be deemed to refer to and include any documents filed by the Company under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (the “Exchange Act”) subsequent to the date of this Agreement which are incorporated by reference therein.

2. Purchase and Resale of the Securities by the Initial Purchasers.

(a) The Company agrees to issue and sell the Securities to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of such Securities set forth opposite such Initial Purchaser’s name in Schedule 1 hereto at a price equal to 97.50% of the principal amount thereof plus accrued interest, if any, from April 10, 2013 to the Closing Date. The Company will not be obligated to deliver any of the Securities except upon deposit of payment for all of the Securities to be purchased with the Escrow Agent as provided herein.

(b) The Company understands that the Initial Purchasers intend to make a private offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representative is advisable, and initially to offer the Securities on the terms set forth in the Time of Sale Information. The Company acknowledges and agrees that the Initial Purchasers may offer and sell Securities to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through any Initial Purchaser.

(c) Payment for and delivery of the Securities will be made at the offices of Latham & Watkins LLP at 10:00 A.M., Central time, on April 24, 2013, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date.”

(d) Payment for the Securities shall be made by wire transfer in immediately available funds to the Escrow Account against delivery of the Securities through the facilities of The Depository Trust Company (“DTC”), for the account of the Initial Purchasers. At the closing, the Company will deliver to the Trustee, as custodian for DTC, one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company.

(e) Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i) it is a qualified institutional buyer (a “QIB”) within the meaning of Rule 144A (“Rule 144A”) under the Securities Act and an accredited investor within the meaning of Rule 501(a) under the Securities Act;

(ii) it has not solicited offers for, or offered or sold, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and

(iii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of their initial offering except:

(A) within the United States, to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A; and

(B) in the case of offers outside the United States, to persons other than U.S. persons (“foreign purchasers,” which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) in reliance upon Regulation S under the Securities Act;

that, in each case, in purchasing such Securities are deemed to have represented and agreed as provided in the Offering Memorandum under the caption “Transfer Restrictions”.

(f) Each Initial Purchaser acknowledges and agrees that the Company and, for purposes of the “no registration” opinions to be delivered to the Initial Purchasers pursuant to Sections 6(g) and 6(j), counsel for the Company and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in paragraph (e) above, and each Initial Purchaser hereby consents to such reliance.

(g) The Company and the Guarantors acknowledge and agree that each Initial Purchaser is acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Guarantors with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Guarantors or any other person. Additionally, neither the Representative nor any other Initial Purchaser is advising the Company, the Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Initial Purchasers shall have no responsibility or liability to the Company or the Guarantors with respect thereto. Any review by the Initial Purchasers of the Company, the Guarantors, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Initial Purchasers and shall not be on behalf of the Company or the Guarantors.

3. Representations and Warranties of the Company and the Guarantors. The Company and the Guarantors jointly and severally represent and warrant to the Initial Purchasers that:

(a) Preliminary Offering Memorandum. The Preliminary Offering Memorandum, as of its date, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser or through the Representative expressly for use in the Preliminary Offering Memorandum.

(b) Time of Sale Information. The Time of Sale Information, at the Time of Sale, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser or through the Representative expressly for use in such Time of Sale Information.

(c) Additional Written Communications. The Company (including its agents and representatives, other than the Initial Purchasers in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) a “Company Written Communication”) other than (i) the Preliminary Offering Memorandum, (ii) the Offering Memorandum, (iii) the documents listed on Annex B hereto, including the Pricing Term Sheet, which constitute part of the Time of Sale Information and other written communications approved in writing in advance by the Initial Purchasers or (iv) any electronic roadshow. Each such Company Written Communication, when taken together with the Time of Sale Information did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Company Written Communication in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser or through the Representative expressly for use in any Company Written Communication.

(d) Offering Memorandum. As of the date of the Offering Memorandum and any amendment or supplement thereto and as of the Closing Date, the Offering Memorandum will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser or through the Representative for use in the Offering Memorandum and any amendment or supplement thereto.

(e) Incorporated Documents. The documents incorporated by reference in the Time of Sale Information and the Offering Memorandum, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Time of Sale Information and the Offering Memorandum, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Financial Statements. The financial statements and the related notes thereto of the Company and its consolidated subsidiaries included or incorporated by reference in the Time of Sale Information and the Offering Memorandum comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in Time of Sale Information and the Offering Memorandum present fairly in all material respects the information required to be stated therein. The statements of revenues and direct operating expenses of the assets being acquired pursuant to the MHR Acquisition, and included or incorporated by reference in the Time of Sale Information and the Offering Memorandum, have been prepared in conformity with GAAP applied on a consistent basis throughout the periods covered thereby. The pro forma financial information and the related notes and supporting schedules thereto of the Company and its consolidated subsidiaries included or incorporated by reference in the Time of Sale Information and the Offering Memorandum comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable; such pro forma financial information has been prepared in conformity with GAAP applied on a consistent basis throughout the periods covered thereby. In the Company’s opinion, the assumptions used in the preparation of such pro forma financial information are reasonable and the adjustments used therein are appropriate to give effect to transactions referred to therein.

(g) No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Time of Sale Information and the Offering Memorandum, (i) there has not been any material change in the capital stock or material change in the long-term debt of the Company or any of its subsidiaries, or any material dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, other than the Company’s regular quarterly dividends declared on December 20, 2012 and March 18, 2013 and paid on January 15, 2013 and April 1, 2013, respectively, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole other than in connection with the MHR Acquisition; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, in each case that is material to the Company and its subsidiaries taken as a whole, except in each case as otherwise disclosed in the Time of Sale Information and the Offering Memorandum.

(h) Organization and Good Standing. The Company and each of the Guarantors (which are “significant subsidiaries” as such term is described in Rule 1-02 of Regulation S-X under the Securities Act) have been duly organized or formed, as applicable, and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, financial position, shareholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company and the Guarantors of their obligations under the Securities (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Schedule 2 to this Agreement. The Guarantors are the only significant subsidiaries of the Company.

(i) Capitalization. The Company has an authorized equity capitalization as set forth in the Time of Sale Information and the Offering Memorandum; all the outstanding shares of capital stock of the Company that will be outstanding immediately prior to the Closing Date will have been duly and validly authorized and issued and will be fully paid and non-assessable and will not be subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Time of Sale Information and the Offering Memorandum and except for 2,284,334 stock options outstanding as of December 31, 2012, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; all of the issued partnership interests, limited liability company interests or shares of capital stock, as applicable, of each Guarantor have been duly authorized and validly issued in accordance with the organizational documents of such Guarantor, and are (except for general partner interests) fully paid (to the extent required under such Guarantor’s organizational documents) and non-assessable, except as such non-assessability may be affected by Section 18-607 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”) and Sections 153.102 and 153.210 of the Texas Business Organizations Code (“TBOC”), as applicable; all shares of capital stock, limited liability company interests or limited partnership interests (except for directors’ qualifying shares or interests) of the Guarantors are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims other than as described in loan or credit agreements filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

(j) Due Authorization. The Company and the Guarantors have the corporate or comparable power and authority to execute and deliver this Agreement, the Registration Rights Agreement, the Securities, the Indenture and the Exchange Securities (collectively, the “Transaction Documents”) and to perform their obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by them of each of the Transaction Documents and the consummation by them of the transactions contemplated thereby has been duly and validly taken.

(k) The Indenture. The Base Indenture and the Fourth Supplemental Indenture have been duly authorized by the Company and the Guarantors. The Indenture meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and, when the Fourth Supplemental Indenture has been duly executed and delivered in accordance with its terms by each of the parties thereto, the

Indenture will constitute a valid and legally binding agreement of the Company and the Guarantors enforceable against the Company and the Guarantors in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, moratorium, fraudulent transfer or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles (whether considered in a proceeding at law or in equity) and (ii) public policy, applicable law relating to fiduciary duties, indemnification and contribution and (iii) an implied covenant of good faith and fair dealing (collectively, the “Enforceability Exceptions”).

(l) The Registration Rights Agreement. The Registration Rights Agreement has been duly authorized by the Company and the Guarantors and, when duly executed and delivered in accordance with its terms by the other parties thereto, will constitute a valid and legally binding obligation of the Company and the Guarantors enforceable against the Company and the Guarantors in accordance with its terms, subject to the Enforceability Exceptions.

(m) The Securities. The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(n) The Guarantees. Each Guarantee has been duly authorized for issuance by each of the Guarantors and, when the Securities have been validly issued, executed and authenticated in accordance with the terms of the Indenture and paid for as provided herein, such Guarantee will constitute a valid and binding obligation of the Guarantors enforceable against the Guarantors in accordance with their terms, subject to the Enforceability Exceptions.

(o) The Exchange Securities. The Exchange Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and the Exchange Offer, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(p) The Exchange Guarantees. The Exchange Guarantees have been duly authorized for issuance by each of the Guarantors and, when the Exchange Securities have been validly issued, executed and authenticated in accordance with the terms of the Indenture and the Exchange Offer, such Exchange Guarantee will constitute a valid and binding obligation of the Guarantors enforceable against the Guarantors in accordance with their terms, subject to the Enforceability Exceptions.

(q) Purchase Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors.

(r) Descriptions of the Transaction Documents. Each Transaction Document and the Escrow Agreement conform in all material respects to the description thereof contained in the Time of Sale Information and the Offering Memorandum.

(s) No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(t) No Conflicts. The execution, delivery and performance by the Company and the Guarantors of each of the Transaction Documents, the issuance and sale of the Securities and compliance by the Company with the terms thereof, the issuance and sale of the Guarantees and compliance by the Guarantors with the terms thereof and the consummation of the transactions contemplated by each of the Transaction Documents and the MHR SPA will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority and, solely with respect to clause (i) and (iii), except for such breach, violation, default lien, charge or encumbrance that would not be reasonably expected to have a Material Adverse Effect. The consummation of the MHR Acquisition will not result in, or be subject to, the right of any party to purchase or otherwise acquire the interests being purchased and sold pursuant to the MHR SPA, whether pursuant to preferential purchase rights, rights of first refusal or any other legal right or entitlement under any contract, instrument, applicable law or other legal principle, and such interests are not subject to any such right that would be exercisable after the consummation of the MHR Acquisition and prior to any subsequent sale or transfer of such interests, except in the case of each of the foregoing for any such right that (a) shall have been duly waived or otherwise surrendered or relinquished upon or prior to consummation of the Acquisition, pursuant to a valid, legally binding and enforceable agreement or other legal instrument or (b) if exercised, would not have a Material Adverse Effect or would not materially adversely affect the consummation of the transactions contemplated hereby or by the MHR SPA.

(u) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any Guarantor is required for the execution, delivery and performance by the Company and the Guarantors of each of the Transaction Documents and the MHR SPA, the issuance and sale of the Securities and compliance by the Company with the terms thereof, the issuance and sale of the Guarantees and compliance by the Guarantors with the terms thereof and the consummation of the transactions contemplated by each of the Transaction Documents and the MHR SPA, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Initial Purchasers or as contemplated by the MHR SPA.

(v) Legal Proceedings. Except as described in the Time of Sale Information and the Offering Memorandum, (i) there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject and (ii) no such investigations, actions, suits or proceedings are threatened or, to the best knowledge of the Company and each of the Guarantors, contemplated by any governmental or regulatory authority, in the case of (i) or (ii) that individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations hereunder; (iii) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required to be described in a registration statement or prospectus under the Securities Act that are not so described in the Time of Sale Information and the Offering Memorandum; and (iv) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to a registration statement under the Securities Act or described in a registration Statement or prospectus under the Securities Act that are not so described in the Time of Sale Information and the Offering Memorandum.

(w) Independent Accountants. KPMG LLP, who have certified certain financial statements of the Company and its subsidiaries which are incorporated by reference in the Time of Sale Information and the Offering Memorandum, are an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act. Hein & Associates LLP, who have certified the statements of revenues and direct operating expenses of the assets being acquired pursuant to the MHR Acquisition which are included in the Time of Sale Information and the Offering Memorandum, are an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(x) Title to Real and Personal Property. Except as otherwise disclosed in the Time of Sale Information and the Offering Memorandum, the Company and its subsidiaries have good and marketable title to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) arise under loan or credit agreements described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 or filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(y) Title to Intellectual Property. The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and the Company and its subsidiaries have not received any notice of any claim of infringement or conflict with any such rights of others.

(z) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required to be described in a registration statement or a prospectus under the Securities Act and that is not so described in the Time of Sale Information and the Offering Memorandum.

(aa) Investment Company Act. Neither the Company nor any of the Guarantors is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Information and the Offering Memorandum, neither the Company nor any of the Guarantors will be an “investment company” or an entity controlled by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, “Investment Company Act”).

(bb) Taxes. The Company and its subsidiaries have paid all federal, state, local and foreign taxes (other than those which are being contested in good faith and for which appropriate reserves have been established or which, if not paid, would not reasonably be expected to have a Material Adverse Effect) and filed all tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in the Time of Sale Information and the Offering Memorandum, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets that would reasonably be expected to have a Material Adverse Effect.

(cc) Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Time of Sale Information and the Offering Memorandum, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described in the Time of Sale Information and the Offering Memorandum, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(dd) No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company and each of the Guarantors, is contemplated or threatened, except as would not reasonably be expected to have a Material Adverse Effect.

(ee) Reserve Report Data. The oil and gas reserve estimates of the Company and any of its subsidiaries as of December 31, 2012 contained in the Time of Sale Information and the Offering Memorandum have been based in part on reports prepared by independent reserve engineers in accordance with the Commission guidelines applied on a consistent basis throughout the periods involved. Other than production of the reserves in the ordinary course of business and intervening product price fluctuations or as described in the Time of Sale Information and the Offering Memorandum, the Company is not aware of any facts or circumstances that, taken together, would reasonably be expected to have a material adverse effect on the reserves or the present value of the future net cash flows therefrom as described in the Time of Sale Information or the Offering Memorandum.

(ff) Environmental Laws. Except as disclosed in the Time of Sale Information or the Offering Memorandum, (i) the Company and its subsidiaries (x) are, and at all prior times within the last five years were, in compliance with any and all applicable federal, state and local laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (z) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of each of (x), (y) or (z) above, for any such failure to comply, or failure to receive required permits, licenses, certificates or other authorizations or approvals, or liability, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) there are no costs (including capital expenditures), obligations or liabilities associated with Environmental Laws or hazardous or toxic substances or wastes, pollutants or contaminants of and relating to the Company or its subsidiaries, except for such costs, obligations or liabilities as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) there are no proceedings that are pending or, to the knowledge of the Company or any of its subsidiaries, threatened against the Company or any of its subsidiaries under any Environmental Laws other than such proceedings that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(gg) Compliance With ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), excluding any multi-employee plan, within the meaning of Section 3(37) of ERISA, for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) none of the Company, any member of its Controlled Group and any predecessor thereof contributed to, or has in the past contributed to, any multiemployer plan, as defined in Section 3(37) of ERISA; (iv) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code, whether or not waived, has occurred or is reasonably expected to occur; (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; and (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan, except, in each case, as would not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(hh) Disclosure Controls. The Company has established and maintains “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) which are designed to provide reasonable assurance that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(ii) Accounting Controls. The Company maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There are no material weaknesses in the Company’s internal controls.

(jj) Insurance. The Company and its subsidiaries have insurance in such amounts and insuring against such losses and risks as are reasonably adequate to protect the Company and its subsidiaries and their respective businesses.

(kk) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company and each of the Guarantors, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ll) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(mm) Compliance with OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(nn) Solvency. On and immediately after the Closing Date, the Company and each Guarantor (after giving effect to the issuance of the Securities and the other transactions related thereto as described in the Time of Sale Information and the Offering Memorandum) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to any person as of a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the such person is not less than the total amount required to pay the liabilities of such person on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) such person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, such person is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) such person is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such person is engaged; and (v) such person is not a defendant in any civil action that would result in a judgment that the Company is or would become unable to satisfy.

(oo) No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Initial Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(pp) No Registration Rights. Except pursuant to the Registration Rights Agreement, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the issuance and sale of the Securities.

(qq) No Stabilization. Neither the Company nor any of the Guarantors has taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(rr) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Time of Sale Information and the Offering Memorandum is not based on or derived from sources that are reliable and accurate in all material respects.

(ss) Sarbanes-Oxley Act. The Company is, and to the knowledge of the Company, its officers and directors are, in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(tt) Eligibility for Resale under Rule 144A. When issued on the Closing Date, the Securities will be eligible for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated interdealer quotation system.

(uu) No Integration or General Solicitation. Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an “Affiliate”) of the Company has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities or (ii) offered, solicited offers to buy or sold the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

(vv) No Directed Selling Efforts; Regulation S Compliance. Neither the Company, its Affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities; and the Company and its Affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S, except no representation, warranty or agreement is made by the Company in this paragraph with respect to the Initial Purchasers.

4. Further Agreements of the Company and the Guarantors. The Company and each of the Guarantors jointly and severally covenant and agree with each Initial Purchaser that:

(a) Offering Memorandum, Amendments or Supplements. Before finalizing the Offering Memorandum or making or distributing any amendment or supplement to any of the Time of Sale Information or the Offering Memorandum or filing with the Commission any document that will be incorporated by reference therein, the Company will furnish to the Representative and counsel for the Initial Purchasers a copy of the proposed Offering Memorandum or such amendment or supplement or document to be incorporated by reference therein for review, and will not distribute any such proposed Offering Memorandum, amendment or supplement or file any such document with the Commission to which the Representative reasonably objects.

(b) Additional Written Communication. Before using, authorizing, approving or referring to any Company Written Communication, the Company will furnish to the Representative and counsel for the Initial Purchasers a copy of such written communication for review and will not use, authorize, approve or refer to any such written communication to which the Representative reasonably objects.

(c) Delivery of Copies. The Company will deliver, without charge, as many copies of the Time of Sale Information and the Offering Memorandum (including all amendments and supplements thereto and documents incorporated by reference therein) as the Representative may reasonably request.

(d) Notice to the Representative. The Company will advise the Representative promptly, and confirm such advice in writing, of (i) the issuance by any governmental or regulatory authority of any order preventing or suspending the use of any of the Time of Sale Information or the Offering Memorandum or the initiation or threatening of any proceeding for that purpose; (ii) the occurrence of any event at any time prior to the completion of the initial offering of the Securities as a result of which the Time of Sale Information or the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Time of Sale Information or the Offering Memorandum is delivered to a purchaser, not misleading; and (iii) the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of the Time of Sale Information or the Offering Memorandum or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) Ongoing Compliance. (i) If at any time prior to the completion of the initial offering of the Securities (A) any event shall occur or condition shall exist as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading or (B) it is necessary to amend or supplement the Offering Memorandum to comply with law, the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (a) above, furnish to the Initial Purchasers and to such dealers as the Representative may designate, such amendments or supplements to the Offering Memorandum as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented will not, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum will comply with law and (ii) if at any time prior to the Closing

Date (A) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (B) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (a) above, furnish to the Initial Purchasers and to such dealers as the Initial Purchasers may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law.

(f) Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that neither the Company nor any of the Guarantors shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) Clear Market. During the period from the date hereof through and including the date that is 45 days after the date hereof, the Company and each of the Guarantors will not, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company or any of the Guarantors and having a tenor of more than one year.

(h) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in the Time of Sale Information and the Offering Memorandum under the heading “Use of Proceeds”.

(i) Supplying Information. While the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities, prospective purchasers of the Securities designated by such holders and securities analysts, in each case upon request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(j) Indenture Qualification. Prior to any registration of the Securities pursuant to the Registration Rights Agreement, or at such earlier time as may be so required, the Company shall qualify the Indenture under the Trust Indenture Act and enter into any necessary supplemental indentures in connection therewith.

(k) No Resales by the Company. The Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act.

(l) No Stabilization. Neither the Company nor any of the Guarantors will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(m) No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require registration under the Securities Act.

(n) No General Solicitation or Directed Selling Efforts. The Company will not, and will not permit any of its subsidiaries to, engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

(o) Legended Securities. Each certificate for a Security will bear the legend contained in “Transfer Restrictions” in the Time of Sale Information for the time period and upon the other terms stated in the Time of Sale Information.

5. Certain Agreements of the Initial Purchasers. Each Initial Purchaser hereby represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (i) the Preliminary Offering Memorandum, the Time of Sale Information and the Offering Memorandum, (ii) a written communication that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Offering Memorandum, the Time of Sale Information or the Offering Memorandum, (iii) any written communication listed on Annex B or prepared pursuant to Section 4(b) above (including any electronic road show), (iv) any written communication prepared by such Initial Purchaser and approved by the Company in advance in writing or (v) any written communication relating to or that contains the terms of the Securities and/or other information that was included (including through incorporation by reference) in the Preliminary Offering Memorandum, the Time of Sale Information or the Offering Memorandum.

6. Conditions of Initial Purchasers’ Obligations. The obligation of each Initial Purchaser to purchase the Securities on the Closing Date as provided herein is subject to the performance by the Company and the Guarantors of their covenants and other obligations hereunder and to the following additional conditions:

(a) Representations and Warranties. The representations and warranties of the Company and the Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company, the Guarantors and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(b) No Downgrade. Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436 under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any the Securities or any other debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(c) No Material Adverse Change. No material change in the capital stock or long-term debt of the Company and no event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Offering Memorandum (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

(d) Officers’ Certificate. The Representative shall have received on and as of the Closing Date a certificate of the chief financial officer or chief accounting officer of the Company and each of the Guarantors and one additional senior executive officer of the Company and each of the Guarantors who is satisfactory to the Representative (i) confirming that such officers have carefully reviewed the Time of Sale Information and the Offering Memorandum and, to the best knowledge of such officers, the representations set forth in Sections 3(b) or 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company and the Guarantors in this Agreement are true and correct and that the Company and the Guarantors have complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date and (iii) to the effect set forth in paragraphs (b) and (c) above.

(e) Accounting Comfort Letters. On the date of this Agreement and on the Closing Date, each of KPMG LLP and Hein & Associates LLP shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to initial purchasers with respect to the financial statements and certain financial information contained or incorporated by reference in the Time of Sale Information and the Offering Memorandum; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(f) Reserves Comfort Letter. On the date of this Agreement and on the Closing Date, (i) Wright & Company shall have furnished to the Initial Purchasers, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers, stating the conclusions and findings of such firm with respect to the oil and gas reserves of the Company as of December 31, 2012, addressed to the Initial Purchasers and the Board of Directors of the Company; and (ii) Cawley, Gillespie & Associates, reserve engineers with respect to the assets acquired in the MHR Acquisition, shall have furnished to the Initial Purchasers, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers, stating the conclusions and findings of such firm with respect to the oil and gas reserves of the assets to be acquired in the MHR Acquisition as of December 31, 2012, addressed to the Initial Purchasers and the Board of Directors of the Company.

(g) Opinion of Special Counsel for the Company. Vinson & Elkins L.L.P., special counsel for the Company, shall have furnished to the Representative, at the request of the Company, its written opinion, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex A-1 hereto.

(h) Opinion of Virginia Counsel for the Company. Hunton & Williams LLP, special Virginia counsel for the Company shall have furnished to the Representative, at the request of the Company, its written opinion, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex A-2 hereto.

(i) Opinion of General Counsel for the Company. Nancy M. Snyder, General Counsel for the Company, shall have furnished to the Representative, at the request of the Company, her written opinion, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex A-3 hereto.

(j) Opinions of Counsel for the Initial Purchasers. The Initial Purchasers shall have received on and as of the Closing Date an opinion letter and a 10b-5 statement of Latham & Watkins LLP, counsel for the Initial Purchasers, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(k) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(l) Good Standing. The Representative shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and the Guarantors in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Initial Purchasers may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(m) Indenture and Registration Rights Agreement. The Initial Purchasers shall have received a counterpart of the Indenture and the Registration Rights Agreement that shall have been executed and delivered by duly authorized officers of the Company and the Guarantors.

(n) Additional Documents. On or prior to the Closing Date, the Company shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

(o) DTC. The Company will assist the Initial Purchasers in arranging for the Securities to be eligible for clearance and settlement through DTC.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

7. Indemnification and Contribution.

(a) Indemnification of the Initial Purchasers. The Company and each Guarantor jointly and severally agree to indemnify and hold harmless each Initial Purchaser, its affiliates, directors and officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Company Written Communication or the Offering Memorandum (or any amendment or supplement thereto), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser or through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in subsection (b) below.

(b) Indemnification of the Company. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless each of the Company, the Guarantors, their respective directors and officers and each person, if any, who controls the Company or any of the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser or through the Representative expressly for use in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Company Written Communication or the Offering Memorandum (or any amendment or supplement thereto), it being understood and agreed upon that the only such information furnished by any Initial Purchaser consists of the following information in the Offering Memorandum: the twelfth paragraph relating to the Initial Purchasers’ stabilization activities under the caption “Plan of Distribution.”

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraphs (a) and (b) of this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary or (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any

Initial Purchaser, its affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by RBC Capital Markets, LLC and any such separate firm for the Company, the Guarantors, their respective directors and officers and any control persons of the Company and the Guarantors shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantors on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total discounts and commissions received by the Initial Purchasers in connection therewith bear to the aggregate offering price of the Securities. The relative fault of the Company and the Guarantors on the one hand and the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any Guarantor or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9. Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange or over-the-counter market, the American Stock Exchange, the Financial Industry Regulatory Authority, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (ii) trading of any securities issued or guaranteed by the Company or any of the Guarantors shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or general economic or political conditions including, without limitation, as a result of terrorist activities or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum; or (v) the representation in Section 3(b) is incorrect in any respect.

10. Defaulting Initial Purchaser.

(a) If, on the Closing Date any Initial Purchaser defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Time of Sale Information and the Offering Memorandum or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Time of Sale Information and the Offering Memorandum that effects any such changes. As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder (or under any other agreement pursuant to which such Initial Purchaser agreed to purchase Securities that a defaulting Initial Purchaser failed to purchase) plus such Initial Purchaser’s pro rata share (based on the aggregate principal amount of Securities that such Initial Purchaser agreed to purchase hereunder) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company or any non-defaulting Initial Purchaser for damages caused by its default, including expenses paid pursuant to Section 11(b) below.

11. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and the Guarantors jointly and severally will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation and printing of the Preliminary Offering Memorandum, any Time of Sale Information and the Offering Memorandum (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the fees and expenses of the Company’s and the Guarantors’ counsel and independent accountants; (iv) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of Canada and such other jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Initial Purchasers); (v) any fees charged by rating agencies for rating the Securities; (vi) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (vii) the preparation, printing and distribution of one or more versions of the Preliminary Offering Memorandum and the Offering Memorandum for distribution in Canada, often in the form of a Canadian “wrapper” (including related fees and expenses of Canadian counsel to the Initial Purchasers; (viii) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; and (ix) the fees and expenses of the Escrow Agent, including the fees and disbursement of counsel for the Escrow Agent in connection with the Escrow Agreement.

(b) If (i) this Agreement is terminated pursuant to Sections 9(ii) or 9(v), (ii) the Company for any reason fails to tender the Securities for delivery to the Initial Purchasers by reason of any failure, refusal or inability on the part of the Company to perform any of the obligations under this Agreement or (iii) the Initial Purchasers decline to purchase the Securities for any reason permitted under this Agreement, the Company and each of the Guarantors jointly and severally agree to reimburse the Initial Purchasers for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement and the offering contemplated hereby; provided that the Company shall not be obligated to reimburse such costs and expenses of the Initial Purchasers if this Agreement is terminated pursuant to Sections 9(i), 9(iii) or 9(iv), and the Company shall not be obligated to reimburse such costs and expenses of a defaulting Initial Purchaser if this Agreement is terminated pursuant to Section 10 by reason of the default of an Initial Purchaser.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 7 hereof, and the affiliates of each Initial Purchaser referred to in Section 7(a) hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.

13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantors and the Initial Purchasers contained in this Agreement or made by or on behalf of the Company, the Guarantors or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Guarantors or the Initial Purchasers.

14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

15. Research Analyst Independence. The Company acknowledges that the Initial Purchasers’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Initial Purchasers’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Initial Purchasers with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Initial Purchasers’ investment banking divisions. The Company acknowledges that each of the Initial Purchasers is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

16. Miscellaneous.

(a) Authority of the Representative. Any action by the Initial Purchasers hereunder may be taken by the Representative on behalf of the Initial Purchasers, and any such action taken by the Representative shall be binding upon the Initial Purchasers.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Initial Purchasers shall be given to the Representative c/o RBC Capital Markets, LLC, Three World Financial Center, 200 Vesey Street, 8th Floor, New York, New York 10281 (fax: (212) 618-2210); Attention: High Yield Capital Markets. Notices to the Company and the Guarantors shall be given to it at Penn Virginia Corporation, Four Radnor Corporate Center, Suite 200, 100 Matsonford Road, Radnor, Pennsylvania 19087 (fax: 610-687-3688); Attention: Nancy M. Snyder.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature pages follows]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

PENN VIRGINIA CORPORATION

By:	/s/ Nancy M. Snyder
Name: Nancy M. Snyder
Title: Chief Administrative Officer

PENN VIRGINIA HOLDING CORP.

PENN VIRGINIA OIL & GAS CORPORATION

PENN VIRGINIA OIL & GAS GP LLC

PENN VIRGINIA OIL & GAS LP LLC

PENN VIRGINIA MC CORPORATION

PENN VIRGINIA MC ENERGY L.L.C.

PENN VIRGINIA MC OPERATING COMPANY L.L.C.

By:	/s/ Nancy M. Snyder
Name: Nancy M. Snyder
Title: Chief Administrative Officer

PENN VIRGINIA OIL & GAS, L.P.

By:	Penn Virginia Oil & Gas GP LLC,
its general partner

By:	/s/ Nancy M. Snyder
Name: Nancy M. Snyder
Title: Chief Administrative Officer

[Signature Page to Purchase Agreement]

RBC CAPITAL MARKETS, LLC

For itself and on behalf of the several

Initial Purchasers listed in Schedule 1 hereto

RBC CAPITAL MARKETS, LLC

By:	/s/ Rick Brice
Name: Rick Brice
Title: Managing Director

[Signature Page to Purchase Agreement]

Schedule 1

Initial Purchaser	Principal Amount
RBC Capital Markets, LLC	$387,500,000
Wells Fargo Securities, LLC	$193,750,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$38,750,000
Scotia Capital (USA) Inc.	$38,750,000
Credit Suisse Securities (USA) LLC	$31,000,000
BB&T Capital Markets, a division of BB&T Securities, LLC	$23,250,000
Barclays Capital Inc.	$15,500,000
Comerica Securities, Inc.	$15,500,000
SG Americas Securities, LLC	$15,500,000
Capital One Southcoast Inc.	$15,500,000
Total	$775,000,000

Schedule 1

Schedule 2

Owned or Controlled Subsidiaries

Name	Jurisdiction of Organization
Penn Virginia Holding Corp.	Delaware
Penn Virginia MC Corporation	Delaware
Penn Virginia MC Energy L.L.C.	Delaware
Penn Virginia MC Gathering Company L.L.C.	Oklahoma
Penn Virginia MC Operating Company L.L.C.	Delaware
Penn Virginia Oil & Gas Corporation	Virginia
Penn Virginia Oil & Gas GP LLC	Delaware
Penn Virginia Oil & Gas LP LLC	Delaware
Penn Virginia Oil & Gas, L.P.	Texas
Penn Virginia Resource Holdings Corp.	Delaware

Schedule 2

Annex A-1

[Form of Opinion of Special Counsel for the Company]

1. Each of Penn Virginia Holding Corp., Penn Virginia MC Corporation, Penn Virginia MC Energy L.L.C., Penn Virginia MC Operating Company L.L.C., Penn Virginia Oil & Gas GP LLC and Penn Virginia Oil & Gas LP LLC (the “Delaware Guarantors”) has been duly incorporated or formed and is validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate or limited liability company power and authority, as applicable, necessary to own or hold its properties and to conduct the businesses in which it is engaged as described in the Time of Sale Information and the Offering Memorandum, except where the failure to have such power or authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

2. Penn Virginia Oil & Gas, L.P. (the “Texas Guarantor” and, together with the Delaware Guarantors, the “Applicable Guarantors”) has been duly formed and is validly existing and in good standing under the laws of the State of Texas and has the requisite limited partnership power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged as described in the Time of Sale Information and the Offering Memorandum, except where the failure to have such power or authority would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

3. Each Applicable Guarantor has the requisite corporate, limited liability company or limited partnership power and authority, as applicable, to enter into the Agreement, the Registration Rights Agreement, the Indenture, the Guarantees and the Exchange Guarantees and to perform its obligations thereunder.

4. The Agreement, the Registration Rights Agreement, the Indenture, the Guarantees and the Exchange Guarantees have each been duly authorized by each Applicable Guarantor and, except for the Guarantees and the Exchange Guarantees, have been duly executed and delivered.

5. Assuming that, under the laws of the Commonwealth of Virginia, each of the Base Indenture and the Fourth Supplemental Indenture has been duly authorized, executed and delivered by the Company and Penn Virginia Oil & Gas Corporation (the “Virginia Guarantor”) and, assuming due authorization, execution and delivery thereof by the Trustee, the Indenture constitutes a valid and legally binding agreement of the Company and the Guarantors enforceable against the Company and the Guarantors in accordance with its terms, subject to the Enforceability Exceptions.

6. Assuming that, under the laws of the Commonwealth of Virginia, the Registration Rights Agreement has been duly authorized, executed and delivered by the Company and the Virginia Guarantor and, assuming due authorization, execution and delivery thereof by the other parties thereto, the Registration Rights Agreement constitutes a valid and legally binding agreement of the Company and the Guarantors enforceable against the Company and the Guarantors in accordance with its terms, subject to the Enforceability Exceptions.

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7. Assuming that, under the laws of the Commonwealth of Virginia, the Securities have been duly authorized, executed and delivered by the Company, when duly authenticated as provided in the Indenture and paid for as provided in the Agreement, the Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

8. Assuming that, under the laws of the Commonwealth of Virginia, the Exchange Securities have been duly authorized, executed and delivered by the Company, when duly authenticated as provided in the Indenture and issued in exchange for the Securities pursuant to the Registration Rights Agreement, the Exchange Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

9. Assuming that, under the laws of the Commonwealth of Virginia, the Guarantee of the Virginia Guarantor has been duly authorized by the Virginia Guarantor, when the Securities have been validly issued, executed and authenticated in accordance with the terms of the Indenture and paid for as provided therein, the Guarantees will constitute valid and legally binding obligations of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions.

10. All the outstanding shares of capital stock or other equity interests of each Applicable Guarantor have been duly and validly authorized and issued, and are fully paid (to the extent required under such Applicable Guarantor’s organizational documents) and non-assessable, except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act and Sections 153.102 and 153.210 of the Texas Business Organizations Code, as applicable.

11. The execution, delivery and performance by the Company and each Guarantor of each of the Transaction Documents, the issuance and sale of the Securities on the Closing Date and compliance by the Company and each Guarantor with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, that is filed or incorporated by reference as an exhibit to (x) the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and (y) each current or periodic report filed by the Company with the United States Securities and Exchange Commission from the date of filing of such Annual Report to the date hereof, or (ii) result in the violation of any U.S. federal or New York State law or statute or any judgment, order or regulation of any U.S. federal or New York State court or arbitrator or governmental or regulatory authority (excluding U.S. federal or New York State securities laws or statutes or any judgment, order or regulation thereunder), except, in the case of clauses (i) and (ii) above, for such breach or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

A-3-2

12. No consent, approval, authorization, order, registration or qualification of or with any U.S. federal or New York State court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company and the Guarantors of the Transaction Documents, the issuance and sale of the Securities and compliance by the Company and each Guarantor with the terms thereof, and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Initial Purchasers. We express no opinion in this paragraph 12 as to the matters addressed in paragraph 16 below.

13. The statements in the Time of Sale Information and the Offering Memorandum under the headings “Certain U.S. Federal Income and Estate Tax Considerations” and “Description of Notes,” to the extent that they constitute summaries of the terms of the Securities, matters of law or regulation or legal conclusions, are accurate in all material respects.

14. Neither the Company nor any Guarantor is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Information and the Offering Memorandum, will not be required to register as an “investment company” within the meaning of the Investment Company Act.

15. The Indenture meets the requirements for qualification under the Trust Indenture Act, and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

16. No registration of the Notes or the Guarantees under the Securities Act, and no qualification of the Indenture under the Trust Indenture Act is required for the purchase of the Notes by you or the initial resale of the Notes by you, in each case, in the manner contemplated by the Agreement, the Time of Sale Information and the Offering Memorandum. We express no opinion, however, as to when or under what circumstances any Notes initially sold by you may be reoffered or resold.

Such counsel shall also state that they have participated in conferences with representatives of the Company, with representatives of its independent accountants and counsel and representatives of the Initial Purchasers and their counsel, at which conferences the contents of Preliminary Offering Memorandum, the Time of Sale Information and the Offering Memorandum and any amendment and supplement thereto and related matters were discussed and, although such counsel assume no responsibility for the accuracy, completeness or fairness of the Preliminary Offering Memorandum, the Time of Sale Information and the Offering Memorandum and any amendment or supplement thereto (except as expressly provided in paragraph 13 above), nothing has come to the attention of such counsel to cause such counsel to believe that the Time of Sale Information, at the Time of Sale, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Offering Memorandum or any amendment or supplement thereto as of its date and the Closing Date

A-3-3

contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements and related schedules and notes thereto and other financial, accounting and oil or natural gas reserve information contained or incorporated by reference therein or omitted therefrom, as to which such counsel need express no belief).

In rendering such opinion, such counsel may rely as to matters of fact on certificates of responsible officers of the Company and public officials that are furnished to the Initial Purchasers.

A-3-4

Annex A-2

[Form of Opinion of Virginia Counsel for the Company]

1. The Company and Penn Virginia Oil & Gas Corporation (the “Virginia Guarantor”) have been duly incorporated and are validly existing and in good standing under the laws of the Commonwealth of Virginia and have all requisite corporate power and authority necessary to own or hold their properties and to conduct the businesses in which they are engaged as described in the Time of Sale Information and the Offering Memorandum.

2. The Company has an authorized capitalization as set forth in the Time of Sale Information and the Offering Memorandum under the heading “Capitalization” in the Time of Sale Information and the Offering Memorandum.

3. The Company has all requisite corporate power and authority to enter into the Agreement, the Indenture, the Registration Rights Agreement, the Notes and the Exchange Notes and to perform its obligations thereunder.

4. The Virginia Guarantor has all requisite corporate power and authority to enter into the Agreement, the Indenture, the Registration Rights Agreement, the Guarantees and the Exchange Guarantee and to perform its obligations thereunder.

5. The Agreement, the Registration Rights Agreement, the Indenture, the Notes and the Exchange Notes have each been duly authorized by the Company and, except for the Exchange Notes, have been duly executed and delivered.

6. The Agreement, the Registration Rights Agreement, the Indenture, the Guarantees and the Exchange Guarantees have each been duly authorized by the Virginia Guarantor and, except for the Exchange Notes, have been duly executed and delivered.

7. The execution, delivery and performance by the Company of the Agreement, the Registration Rights Agreement, the Indenture and the Notes, the issuance and sale of the Securities being delivered on the date hereof, and compliance by the Company with the terms of, and the consummation of the transactions contemplated by, the Agreement, the Registration Rights Agreement, the Indenture and the Notes will not (i) result in any violation of the provisions of the Articles of Incorporation or Bylaws of the Company or (ii) result in any violation of any order, rule or regulation, known to such counsel to be applicable to the Company, of any court or governmental agency under the laws of the Commonwealth of Virginia.

8. The execution, delivery and performance by the Virginia Guarantor of the Agreement, the Registration Rights Agreement, the Indenture and the Guarantees and compliance by the Virginia Guarantor with the terms thereof, and the consummation of the transactions contemplated by, the Agreement, the Indenture and the Guarantees will not (i) result in any violation of the provisions of the Articles of Incorporation or Bylaws of the Virginia Guarantor or (ii) result in any violation or any order, rule or regulation known to such counsel to be applicable to the Virginia Guarantor, of any court or governmental agency under the laws of the Commonwealth of Virginia.

A-2-1

9. No consent, approval, authorization, order, registration or qualification of or with any governmental or regulatory authority of the Commonwealth of Virginia or, to such counsel’s knowledge, any court thereof is required for the execution, delivery and performance by the Company of the Agreement, the Registration Rights Agreement, the Indenture and the Notes or the issuance and sale of the Securities being delivered on the date hereof, and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Agreement, except as may be required under the blue sky laws of the Commonwealth of Virginia (as to which such counsel expresses no opinion).

10. No consent, approval, authorization, order, registration or qualification of or with any governmental or regulatory authority of the Commonwealth of Virginia or, to such counsel’s knowledge, any court thereof is required for the execution, delivery and performance by the Virginia Guarantor of the Agreement, the Registration Rights Agreement, the Indenture and the Guarantees and compliance by the Virginia Guarantor with the terms thereof and the transactions contemplated by the Agreement, except as may be required under the blue sky laws of the Commonwealth of Virginia (as to which such counsel expresses no opinion).

A-3-2

Annex A-3

[Form of Opinion of General Counsel for the Company]

1. All of the issued partnership interests, limited liability company interests or shares of capital stock, as applicable, of the Company and each Guarantor have been duly authorized and validly issued in accordance with the organizational documents of such entity, and are (except for general partner interests) fully paid (to the extent required under such entity’s organizational documents) and non-assessable, except as such non-assessability may be affected by Section 18-607 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”), and Sections 153.102 and 153.210 of the Texas Business Organization Code, as applicable; all shares of capital stock, limited liability company interests or limited partnership interests (except for directors’ qualifying securities or interests) of the Guarantors are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims other than pursuant to loan or credit agreements filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

2. To the knowledge of such counsel, (A) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required to be described in a registration statement under the Securities Act and that are not so described in the Time of Sale Information and the Offering Memorandum and (B) there are no statutes, regulations or contracts and other documents that are required to be filed as exhibits to or described in a registration statement under the Securities Act and that have not been described in the Time of Sale Information and the Offering Memorandum.

3. The documents incorporated by reference in the Time of Sale Information and the Offering Memorandum or any further amendment or supplement thereto made by the Company prior to the Closing Date (other than the financial statements and related schedules contained or incorporated by reference therein, and other financial, accounting and oil or natural gas reserve information contained or incorporated by reference therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, appeared on their face to comply as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

4. Each of the Company and its subsidiaries owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, except where the failure to so own, possess or obtain would not reasonably be expected to have a Material Adverse Effect.

A-3-1

5. The Company and each Guarantor have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect.

A-3-2

Annex B

Pricing Term Sheet containing the terms of the Securities and other information, substantially in the form of Annex C.

Annex B

Annex C

PRICING TERM SHEET

[See attached]

Annex C-1

PRICING TERM SHEET	STRICTLY CONFIDENTIAL

April 10, 2013

Pricing Term Sheet dated April 10, 2013 to Preliminary Offering Memorandum dated April 3, 2013 of Penn Virginia Corporation. This Pricing Term Sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum. The information in this Pricing Term Sheet supplements the Preliminary Offering Memorandum and supersedes the information in the Preliminary Offering Memorandum to the extent it is inconsistent with the information in the Preliminary Offering Memorandum. Capitalized terms used in this Pricing Term Sheet but not defined have the meanings given them in the Preliminary Offering Memorandum.

Issuer	Penn Virginia Corporation (“PVA”)

Guarantors	Penn Virginia Holding Corp., Penn Virginia Oil & Gas Corporation, Penn Virginia Oil & Gas GP LLC, Penn Virginia Oil & Gas LP LLC, Penn Virginia Oil & Gas, L.P., Penn Virginia MC Corporation, Penn Virginia MC Energy L.L.C. and Penn Virginia MC Operating Company L.L.C.

Title of Securities	8.500% Senior Notes due 2020

Aggregate Principal Amount	$775,000,000

Gross Proceeds	$775,000,000

Maturity	May 1, 2020

Public Offering Price	100.000%, plus accrued interest, if any, from April 24, 2013

Coupon	8.500%

Yield to Maturity	8.500%

Spread to Treasury	+ 732 bps

Benchmark Treasury	UST 1.125% due March 31, 2020

Annex C-2

Interest Payment Dates	May 1 and November 1 of each year, beginning on November 1, 2013

Record Dates	April 15 and October 15

Optional Redemption	On and after May 1, 2017, we may redeem all or, from time to time, a part of the notes at the following redemption prices (expressed as a percentage of principal amount of the notes), plus accrued and unpaid interest on the notes, if any, to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on May 1 of the years indicated below:

Year	Percentage
2017	104.250%
2018	102.125%
2019 and thereafter	100.000%

In addition, at any time and from time to time prior to May 1, 2017, PVA may at its option redeem all or a portion of the notes at a redemption price equal to 100% of the principal amount thereof, plus a “make-whole” premium, using a discount rate of Treasuries plus 50 bps.

Optional Redemption with Equity Proceeds	Prior to May 1, 2016, PVA may, at its option, on any one or more occasions redeem up to 35% of the aggregate principal amount of the outstanding notes in an amount no greater than the net cash proceeds from certain equity offerings, at a redemption price of 108.500% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Annex C-3

Use of Proceeds	Approximately $400 million of the net proceeds will be used to partially finance the Acquisition (including expected purchase price adjustments). Approximately $330 million of the net proceeds will be used to fund PVA’s obligations under its anticipated tender offer (the “Tender Offer”) for all of its outstanding 10.375 percent senior notes due 2016 (the “2016 Senior Notes”), and the remaining net proceeds will be used to repay outstanding borrowings under PVA’s Revolver. If the Acquisition does not close by June 30, 2013, the notes will be redeemed at 100% of their initial offering price. To the extent less than all of the outstanding 2016 Senior Notes are tendered in the anticipated Tender Offer or the Tender Offer is not consummated, PVA intends to use the remaining portion of the net proceeds intended to be used to fund the Tender Offer to redeem any or all of the 2016 Senior Notes remaining outstanding in June 2013. Pending closing of the Acquisition, the net proceeds of this offering will be escrowed as described below opposite “Escrow; Special Mandatory Redemption.”

Escrow; Special Mandatory Redemption	If the Acquisition does not close substantially contemporaneously with the closing of this offering, net proceeds of the notes (before expenses) will be placed in an escrow account with the trustee for the notes, Wells Fargo Bank, National Association, acting as escrow agent. If (i) the Acquisition has not been consummated by 5:00 p.m., Central Time, on June 30, 2013 or (ii) the stock purchase agreement relating to the Acquisition is terminated prior to the consummation of the Acquisition, then the funds in the escrow account, together with additional funds PVA will provide, will be used to redeem all of the notes at a redemption price (the “Redemption Price”) equal 100% of their initial offering price, plus accrued and unpaid interest from the date of initial issuance to, but not including, the date of redemption. All of the escrowed funds will be released to PVA in connection with the simultaneous consummation of the Acquisition.

Change of Control	101%, plus accrued and unpaid interest, if any, to the date of purchase.

Trade Date	April 10, 2013

Annex C-4

Settlement Date

April 24, 2013 (T+10)

Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing or the six succeeding business days will be required, by virtue of the fact that the notes initially will settle T+10, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of notes who wish to trade notes on the date of pricing or the next six succeeding business days should consult their own advisor.

Distribution	144A/Regulation S with registration rights as described in the Preliminary Offering Memorandum.

Joint Book-Running Managers	RBC Capital Markets, LLC Wells Fargo Securities, LLC

Senior Co-Managers	Merrill Lynch, Pierce, Fenner & Smith Incorporated Scotia Capital (USA) Inc. Credit Suisse Securities (USA) LLC

Co-Managers	BB&T Capital Markets, a division of BB&T Securities, LLC Barclays Capital Inc. Capital One Southcoast Inc. Comerica Securities, Inc. SG Americas Securities, LLC

Denominations	$2,000 and integral multiples of $1,000

Annex C-5

CUSIP/ISIN Numbers	144A	Regulation S
	CUSIP: 707882 AD8	CUSIP: U7088Q AA7
	ISIN: US707882AD81	ISIN: USU7088QAA77

ADDITIONAL INFORMATION:

For the period between the closing of this offering and the closing of the Acquisition, the borrowing base under the Revolver will be automatically reduced from $300 million to $188.8 million. Upon closing of the Acquisition, the borrowing base under the Revolver will be $276.3 million.

The anticipated Tender Offer will be contingent on the consummation of the Acquisition and this notes offering. The consummation of this notes offering is not contingent upon the consummation of the Acquisition or the anticipated Tender Offer. See “Escrow; Special Mandatory Redemption” above.

Capitalization:

The following numbers in the “As Adjusted” column of the table under “Capitalization” on page 27 of the Preliminary Offering Memorandum and each other location where such disclosure may appear in the Preliminary Offering Memorandum are amended to read as set forth below.

The following table sets forth our capitalization, as of December 31, 2012, on an as adjusted basis, after giving effect to:

•	the issuance and sale of the notes in this offering and the application of the net proceeds therefrom, as described in “Use of Proceeds;”

•	the Acquisition;

•	the issuance of 10 million shares of our common stock to MHR with an aggregate value of $40 million; and

•	the repurchase in full of all outstanding 2016 Notes in the anticipated Tender Offer.

As of December 31, 2012
As Adjusted
($ in thousands)
Cash and cash equivalents(1)	$46,775

Long-term debt:
Revolver(2)	$—
2016 Senior Notes, net of discount (principal amount of $300,000) (3)	—
2019 Senior Notes (principal amount of $300,000)	300,000
8.5% Senior Notes due 2020 offered hereby(4)	775,000

Total long-term debt	$1,075,000
Shareholders’ equity:
Preferred stock of $100 par value—100,000 shares authorized, 11,500 issued and outstanding(5)	1,150
Common stock of $0.01 par value—128,000,000 shares authorized, 55,117,346 shares issued and outstanding, 65,117,346 issued and outstanding, as adjusted	464
Paid-in capital	888,696
Retained earnings(6)	27,445
Accumulated other comprehensive income and other	(1,234)

Total shareholders’ equity	$916,521

Total capitalization	$1,991,521

Annex C-6

(1)	As of March 31, 2013, we had cash and cash equivalents of $10.7 million. Subsequently, in connection with entering into the stock purchase agreement relating to the Acquisition, we borrowed $5 million under our Revolver and paid a deposit of $10 million to MHR, which will be applied towards the purchase price at the closing of the Acquisition. The amount presented does not give effect to the payment of approximately $11.7 million of accrued but unpaid interest expense on the 2016 Senior Notes, which we expect to fund with a portion of the net proceeds from this offering.
(2)	As of March 31, 2013, we had $38.0 million of borrowings outstanding under our Revolver. See “Description of Other Indebtedness—Our Revolver.” After giving effect to the Acquisition, the issuance and sale of the notes and the application of the net proceeds therefrom, as of December 31, 2012, we would have had $274.1 million of remaining borrowing capacity under our Revolver, net of $2.1 million in letters of credit outstanding. See “Description of Other Indebtedness—Our Revolver.”
(3)	Assumes all outstanding 2016 Senior Notes are properly tendered and not validly withdrawn in accordance with the terms of the anticipated Tender Offer. To the extent less than all of the outstanding 2016 Senior Notes are repurchased in the anticipated Tender Offer or the anticipated Tender Offer is not consummated, PVA intends redeem any or all of the 2016 Senior Notes remaining outstanding. Beginning in June 2013, PVA may redeem all or part of the 2016 Senior Notes at a redemption price beginning at 105.188% of the principal amount.
(4)	Assumes the notes will be issued at par. If (i) the Acquisition has not been consummated by 5:00 p.m., Central Time, on June 30, 2013 or (ii) the stock purchase agreement relating to the Acquisition is terminated prior to the consummation of the Acquisition, we will be required to redeem all of the notes then outstanding at 100% of their initial offering price, plus accrued and unpaid interest from the date of initial issuance to, but not including, the date of redemption.
(5)

Represents 11,500 shares of our 6% Series A Convertible Perpetual Preferred Stock, or our 6% Preferred Stock, at $100 par value per share. The 6% Preferred Stock was issued in connection with our October 2012 registered offering of 1,150,000 depositary shares, each representing a 1/100th interest in a share of our 6% Preferred Stock, which provided us gross proceeds of $115 million (approximately $110 million of proceeds, after deducting underwriting fees and issuance costs).

(6)	Reflects after-tax charges of approximately $17.4 million associated with the anticipated Tender Offer based on the assumption that all outstanding 2016 Senior Notes are properly tendered and not validly withdrawn in accordance with the terms of the anticipated Tender Offer.

Other Pro Forma Financial Information:

On a pro forma basis, after giving effect to the issuance and sale of the notes in this offering and the application of the net proceeds therefrom, the Acquisition, the issuance of 10 million shares of our common stock to MHR with an aggregate value of $40 million and the anticipated Tender Offer, PVA’s loss on extinguishment of debt would have been approximately $34.5 million, deficiency of earnings to fixed charges and preferred stock dividends would have been approximately $268.9 million, EBITDAX would have been approximately $163.3 million and Adjusted EBITDAX would have been approximately $309.4 million, in each case, for the year ended December 31, 2012.

All information (including financial information) presented in the Preliminary Offering Memorandum is deemed to have changed to the extent affected by the changes described herein.

This material is strictly confidential and is for your informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy any security. No offer to buy securities described herein can be accepted, and no part of the purchase price thereof can be received, unless the person making such investment decision has received and reviewed the information contained in the offering memorandum in making their investment decisions. This communication is not intended to be a confirmation as required

Annex C-7

under Rule 10b-10 of the Securities Exchange Act of 1934, as amended. A formal confirmation will be delivered to you separately. This notice shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of the Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

The Notes will be offered and sold to qualified institutional buyers in the United States in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons in offshore transactions in reliance on Regulation S under the Securities Act. The Notes have not been registered under the Securities Act or any state securities laws, and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons absent registration or an applicable exemption from the registration requirement.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Annex C-8